UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)	March 29, 2012

Medical Care Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53665	26-4227137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 011 8610 6407 0580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2012, Medical Care Technologies, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (“Certificate”) with the Secretary of State of the State of Nevada to increase the number of shares of authorized capital of the Company from 500,000,000 shares of common stock, $0.00001 par value per share, to 8,000,000,000 shares of common stock, $0.00001 par value per share.

The Certificate is annexed hereto as Exhibit 3.3. All statements made herein concerning the Certificate are qualified by reference to said Exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders (the “Meeting”) of the Company was held on March 29, 2012. As of the record date of the Meeting, January 18, 2011, there were 326,614,300 shares issued and outstanding (which excluded 30,000,000 which are held in escrow and are not eligible for voting), and the Company received proxies from stockholders holding 171,209,922 shares, or 52.42% of the issued and outstanding shares.

At the Meeting, the shareholders voted on the following two proposals and cast their votes as follows:

Proposal 1:  To authorize the amendment of the Company’s Articles of Incorporation for the purpose of increasing the authorized capital of the Company from 500,000,000 shares of common stock, $0.00001 par value per share, to 8,000,000,000 shares of common stock, $0.00001 par value per share.

For	Against	Abstained
156,174,569	13,933,453	1,101,900

Proposal 2:  To grant discretionary authority to the Company’s Board of Directors to implement a reverse stock split of its common stock, on the basis of up to five hundred pre-consolidation shares for each one post-consolidation share to occur at some time within twelve months of the date of the Special Meeting with the exact time of the stock split to be determined by the Board of Directors.

For	Against	Abstained
204,535,775	55,548,935	549,950

Section 9-Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.3	Certificate of Amendment to Articles of Incorporation, dated March 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2012

MEDICAL CARE TECHNOLOGIES INC.

By:	/s/ Ning C. Wu
Ning C. Wu
President and Chief Executive Officer